Exhibit 10.1

August 28, 2018

Elliot Maza

150 Columbus Avenue, Apt 6D

New York, NY 10023

Re: Termination of Employment

Dear Elliot,

This letter summarizes the discussions between you and Immune Pharmaceuticals, Inc. (together with its subsidiaries, the “Company”), regarding the terms and conditions of the termination of your employment by the Company and your resignation as a member of the Company’s Board of Directors, effective immediately.

Reference is hereby made to the Employment Agreement, dated as of December 1, 2017 (the “Employment Agreement”), by and between you and the Company. Capitalized terms used herein have the respective meanings ascribed thereto in the Employment Agreement unless otherwise defined herein.

In consideration of your agreement to resign all positions held by you with the Company effective immediately and in lieu of and in complete satisfaction of your rights pursuant to Sections 4.2, 5.4 and 5.5 of the Employment Agreement, the Company agrees to pay to you an amount equal to $300,000 (the “Severance Amount”) and to waive any right it may have to seek to terminate your employment “For Cause” as specified in Section 5.3 of the Employment Agreement. The Severance Amount will be paid to you in equal installments over a nine (9) month period (net of applicable withholding) in accordance with the Company’s customary payroll practices; provided, however, that all outstanding installments shall be paid in full in a lump sum (net of applicable withholding) within 15 days of the consummation of a Company Sale (as defined below). As used herein, “Company Sale” means the acquisition by a third-party person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (collectively, an “Acquirer”) of (i) at least 50% of the voting power of the Company, (ii) the merger, consolidation or other similar business combination transaction pursuant to which the stockholders of the Company immediately prior to such transaction own less than 50% of the voting power of the Company or the successor thereto after giving effect to such transaction, or (iii) the sale, lease, exclusive license, assignment or other transfer of Bertilimumab or all or substantially all of the Company’s assets in one or a series of related transactions; provided, however, that in no event shall this clause (iii) include the disposal of the Company’s and its subsidiaries’ right, title and interest in Ceplene. In addition, if you timely and properly elect continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse you for the cost of the monthly COBRA premium paid by you for you and your eligible dependents. You shall be eligible to receive such reimbursement until the earliest of: (x) the nine (9) month anniversary of the date the Severance Payment commences; (y) the date you are no longer eligible to receive COBRA continuation coverage; or (z) the date on which you either receive or becomes eligible to receive substantially similar coverage from another employer.

You hereby resign all positions held by you as an officer, director or employee of the Company, effective immediately and shall evidence your resignation by executing and delivering to the Company the resignation letter attached hereto as Exhibit A. Furthermore, as a condition to the payment of the Severance Amount and reimbursement of COBRA premiums you shall, simultaneously herewith, shall execute and deliver to the Company the General Release attached hereto as Exhibit B. The Company hereby accepts your resignation and is also delivering to you an executed counterpart of the General Release.

Except as expressly modified hereby, the terms of the Employment Agreement shall continue in full force and effect.

This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement may be brought in the United States Federal Courts in the State of New York or the state courts, in the State of New York. By its execution hereof, the parties hereby irrevocably waive any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. The parties hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

This Agreement may be executed and delivered in counterparts, including by facsimile transmission or portable document format (“.pdf”), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be binding on successors and assigns.

[Signature page immediately follows]

If the forgoing accurately sets forth our agreement, please so indicate by executing a counterpart of this agreement where indicated below and returning it to me.

Very truly yours,

IMMUNE PHARMACEUTICALS, INC.

By:	/s/ Jeffrey Paley, MD
Name:	Jeffrey Paley, MD
Title:	Chair of the Nominating and Corporate Governance
Committee of the Board of Directors

ACCEPTED AND AGREED

/s/ Elliot Maza________________

Elliot Maza

EXHIBIT A

Form of Resignation Letter

EXHIBIT B

Form of General Release